UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 17, 2007

Advaxis, Inc.
(Exact name of registrant as specified in its charter)

Delaware	00028489	02-0563870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Technology Center of New Jersey 675 Rt. 1, Suite B113 North Brunswick, New Jersey	08902
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 545-1590

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities

On October 17, 2007, pursuant to a Securities Purchase Agreement, Advaxis, Inc. (“Registrant”) sold for an aggregate price of $7,384,235.10 in a private placement transaction Units of its Common Stock and warrants to purchase its Common Stock to 58 accredited investors at a price of $0.15 per Unit; each Unit consisted of one share of its Common Stock and ¾ of a five-year warrant to purchase one share of Common Stock at an exercise price of $0.20 per share (the “$0.20 Warrants”). An aggregate of (i) 49,228,334 shares of Common Stock and (ii) 36,921,250 $0.20 Warrants were sold.

Pursuant to the related Placement Agency Agreement with Carter Securities, LLC, Registrant paid the placement agent $354,438.84 in cash commissions and reimbursement of expenses and issued to it 2,949,333 $0.20 Warrants. The Registrant’s offering expenses, including legal fees, amounted to $165,250.

Concurrent with the closing of the private placement, Registrant sold for $1,996,666.66 to CAMOFI Master LDC and CAMHZN Master LDC, affiliates of its financial advisor, Centrecourt Asset Management (“Centrecourt”), an aggregate of (i) 10,000,000 shares of Common Stock, (ii) 10,000,000 $0.20 Warrants, and (iii) 5-year warrants to purchase an additional 3,333,333 shares of Common Stock at a purchase price of $0.001/share (the “$0.001 Warrants”). Registrant and the two purchasers agreed that the purchasers would be bound by and entitled to the benefits of the Securities Purchase Agreement as if they had been signatories thereto. The $0.20 Warrants and $0.001 Warrants contain the same terms, except for the exercise price. Both warrants provide that they may not be exercised if, following the exercise, the holder will be deemed to be the beneficial owner of more than 9.99% of Registrant’s outstanding shares of Common Stock. Pursuant to a consulting agreement dated August 1, 2007 with Centrecourt with respect to the anticipated financing, in which Centrecourt was engaged to act as Registrant’s financial advisor, Registrant paid Centrecourt $328,000 in cash and issued 2,483,333 $0.20 Warrants to Centrecourt, which Centrecourt assigned to the two affiliates.

All of the $0.20 Warrants and $0.001 Warrants provide for adjustment of their exercise prices upon the occurrence of certain events, such as payment of a stock dividend, a stock split, a reverse split, a reclassification of shares, or any subsequent equity sale, rights offering, pro rata distribution, or any fundamental transaction such as a merger, sale of all of its assets, tender offer or exchange offer, or reclassification of its common stock. If at any time after October 17, 2008 there is no effective registration statement registering, or no current prospectus available for, the resale of the shares underlying the warrants by the holder of such warrants, then the warrants may also be exercised at such time by means of a “cashless exercise.”

At the closing of the private placement, Registrant exercised its right under an agreement dated August 23, 2007 with YA Global Investments, L.P. f/k/a Cornell Capital Partners, L.P. (“Yorkville”), to redeem the outstanding $1,700,000 principal amount of Registrant’s Secured Convertible Debentures due February 1, 2009 owned by Yorkville, and to acquire from Yorkville warrants expiring February 1, 2011 to purchase an aggregate of 4,500,000 shares of Registrant’s common stock. The debentures bore interest at 6% per annum and were convertible at a price equal to the lesser of (i) $0.287 per share or (ii) 95% of the lowest volume weighted average price of the common stock on the market on which the shares were listed or traded during the 30 trading days immediately preceding the date of conversion. 4,200,000 of the warrants were exercisable at $0.287 per share and 300,000 warrants were exercisable at $0.344 per share. Registrant paid an aggregate of (i) $2,289,999.01 to redeem the debentures at the principal amount plus a 20% premium and accrued and unpaid interest, and (ii) $600,000 to repurchase the warrants.

The Securities Purchase Agreement provides that, as long as a purchaser owns any securities acquired pursuant to the Securities Purchase Agreement, if Registrant offers, issues, or agrees to issue any Common Stock or Common Stock Equivalents, other than “Exempt Issuances,” then Registrant shall issue additional shares of Common Stock to each purchaser so that the average per share purchase price of the shares issued to and still owned by the purchaser is equal to the lower price per share. “Exempt Issuances” is defined as (a) shares of common stock or options to employees, officers, or directors of Registrant pursuant to any stock or option plan, (b) securities issued upon the exercise or exchange of or conversion of any securities issued under the Securities Purchase Agreement and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of the Securities Purchase Agreement, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, and (d) shares of Common Stock with an aggregate value of no more than $150,000 issued to vendors of Registrant.

The Securities Purchase Agreement also provides that if any third party purchaser is offered registration rights with respect to the shares purchased by such third party purchaser, then each initial purchaser will receive such other registration rights in relation to such additional shares. The Securities Purchase Agreement also prohibits Registrant, as long as any purchaser holds any securities acquired in the private placement, from effecting any subsequent financing involving a “variable rate transaction,” which is defined as a transaction in which Registrant issues or sells: (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise, or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise, or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of Registrant or the market for the Common Stock or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby Registrant may sell securities at a future determined price.

The securities issued in the foregoing sales contain legends restricting their transfer without registration or exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”).  The Securities Purchase Agreement provides that in the event a purchaser is entitled to a removal of the restrictive legend and Registrant fails to remove such restriction within a designated period, the purchaser is to receive a designated amount of cash as partial liquidated damages. Such damages are to be in addition to any remedies available to it at law or in equity including specific performance and/or injunctive relief.

The Agreement also provides that for the one-year period ending October 17, 2008, purchasers holding any of the securities issued in the private placement, will be entitled, in the event of any financing by Registrant, to participate in the financing on a pro rata basis up to an amount equal to 50% of such subsequent financing, on the same terms, conditions, and price provided for in such subsequent financing.

The Securities Purchase Agreement further provides that until October 17, 2008, Registrant will not undertake a reverse or forward stock split or reclassification of the Common Stock without the prior written consent of the purchasers holding a majority in interest of the warrants.

Registrant has provided, pursuant to a Registration Rights Agreement with the purchasers of the warrants, certain rights to register under the Securities Act, the shares of Common Stock they acquired and the shares issuable upon any exercise of the warrants, including its agreement to file a registration statement under the Securities Act within 90 days of the closing of the private placement to register the offering of the shares of Common Stock acquired, and those issuable upon exercise of the warrants, including the placement agents warrants.

If (i) a registration statement is not filed on or prior to the end of such 90-day period, or (ii) the Registrant fails to file with the SEC a request for acceleration in accordance with Rule 461 promulgated pursuant to the Securities Act, within five trading days of the date that the Registrant is notified (orally or in writing, whichever is earlier) by the SEC that a registration statement will not be “reviewed” or will not be subject to further review, or (iii) prior to the Effectiveness Date (as such term is defined in the Registration Rights Agreement), the Registrant fails to file a pre-effective amendment and otherwise respond in writing to comments made by the SEC in respect of such Registration Statement within ten (10) trading days after the receipt of comments by or notice from the SEC that such amendment is required in order for such Registration Statement to be declared effective, or (iv) a Registration Statement registering for resale all of the Initial Shares (as such term is defined in the Registration Rights Agreement) is not declared effective by the SEC by the Effectiveness Date of the initial Registration Statement, or (v) all of the “Registrable Securities” not registered for resale pursuant to one or more effective Registration Statements on or before October 17, 2008, or (vi) after the effective date of a Registration Statement, such Registration Statement ceases for any reason to remain continuously effective as to all such Registrable Securities included in such Registration Statement, or the holders of the Registrable Securities are otherwise not permitted to utilize the prospectus therein to resell such Registrable Securities for more than 10 consecutive calendar days or more than an aggregate of 20 calendar days (which need not be consecutive calendar days) during any 12-month period, then the Registrant is to pay as partial liquidated damages an amount equal to 1.5% of the aggregate purchase price paid by such purchaser pursuant to the Securities Purchase Agreement for any unregistered Registrable Securities then held by such purchaser, up to a maximum of 15% per purchaser of the aggregate purchase price paid by such purchaser pursuant to the Securities Purchase Agreement.

“Registrable Securities” is defined as (i) all of the shares of Common Stock acquired, (ii) all warrant shares (assuming on the date of determination the warrants are exercised in full without regard to any exercise limitations therein), (iii) any additional shares of Common Stock issuable in connection with any anti-dilution provisions in the warrants (without giving effect to any limitations on exercise set forth in limitations on exercise set forth in the warrant) and (iv) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

If the Registrant fails to pay any required partial liquidated damages in full within seven days after the date payable, the Registrant will pay interest thereon at a rate of 15% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the purchaser, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. All of the shares issued in the foregoing sales and issuable upon exercise of the warrants.

Each purchaser has represented that such purchaser is an “accredited investor,” and has agreed that the securities acquired are to bear a restrictive legend against resale without registration under the Securities Act. The issuances of the securities in the private placement and to Centrecourt and its affiliates were exempt from registration under the Securities Act pursuant to Section 4(2) and Rule 506 thereunder.

Item 9.01 Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits

4.1	Form of Common Stock Certificate of Advaxis, Inc.

4.2	Form of Warrant to purchase shares of Registrant’s Common Stock at the price of $0.20 per share (the “$0.20 Warrant”)

4.3	Form of Warrant to purchase shares of Registrant’s Common Stock at the price of $0.001 per share (the “$.001 Warrant”)

10.1	Securities Purchase Agreement between Registrant and the purchasers in the private placement (the “SPA”), dated as of October 17, 2007, and Disclosure Schedule thereto

10.2	Registration Rights Agreement between Registrant and the parties to the SPA, dated as of October 17, 2007

10.3	Placement Agency Agreement between Registrant and Carter Securities, LLC, dated as of October 17, 2007

10.3(a)	Engagement Letter between Registrant and Carter Securities, LLC, dated August 15, 2007

10.4	Agreement between Registrant and YA Global Investments, L.P. f/k/a Cornell Capital Partners, L.P., dated August 23, 2007

10.5	Memorandum of Agreement between Registrant and CAMHZN Master LDC and CAMOFI Master LDC, purchasers of the Units consisting of Common Stock, $0.20 Warrants, and $0.001 Warrants, dated October 17, 2007

10.6	Consulting Agreement between Registrant and Centrecourt Asset Management LLC, dated August 1, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 23, 2007

ADVAXIS, INC.

By:	/s/ Thomas A. Moore
Name: Thomas A. Moore Title: Chief Executive Officer